UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Age Alpha Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Theodore Fremd Ave., Suite A-101, Rye, New York	10580

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-232993.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of each of the AVDR US LargeCap Leading ETF and the AVDR US LargeCap ESG ETF, each a series of New Age Alpha Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 4 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on December 23, 2020. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
AVDR US LargeCap Leading ETF	85-3772303
AVDR US LargeCap ESG ETF	85-3790611

 ITEM 2. EXHIBITS

1.	The Registrant’s Amended and Restated Agreement and Declaration of Trust is included as an exhibit to the Registrant’s initial Registration Statement (File Nos. 811-23461; 333-232993) filed with the Securities and Exchange Commission on August 2, 2019.

2.	The Registrant’s Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is included as an exhibit to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement (File Nos. 811-23461; 333-232993) filed with the Securities and Exchange Commission on October 27, 2020.

3.	The Registrant’s Amended and Restated By-Laws are included as an exhibit to the Registrant’s initial Registration Statement (File Nos. 811-23461; 333-232993) filed with the Securities and Exchange Commission on August 2, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 28, 2020

NEW AGE ALPHA TRUST

By: /s/ Keith Kemp

Name: Keith Kemp

Title: President